UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
          SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____________)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
        (e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                             BARNEYS NEW YORK, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          1.   Title of each class of securities to which transaction applies:

          2.   Aggregate number of securities to which transaction applies:

          3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4.   Proposed maximum aggregate value of transaction:

          5.   Total fee paid:

[ ]       Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1.   Amount Previously Paid:

          2.   Form, Schedule or Registration Statement No.:

          3.   Filing Party:

          4.   Date Filed:

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-8700

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON            JUNE 17, 2004
--------------------------------------------------------------------------------


TO THE STOCKHOLDERS OF
  BARNEYS NEW YORK, INC.:

      The Annual Meeting of Stockholders of Barneys New York, Inc. will be held at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York, on Thursday, June 17, 2004, at 10:00 A.M. local time, for the following purposes:

          1. To elect nine members of the Board of Directors.

          2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending January 29, 2005.

          3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The accompanying Proxy Statement contains further information with respect to these matters.

     Only stockholders of record at the close of business on April 30, 2004 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed between the record date and the date of the meeting. See the "Miscellaneous" section of the accompanying Proxy Statement as to the place where the list of stockholders may be examined.

     Stockholders are cordially invited to attend the meeting in person. Whether or not you plan to be present at the meeting, please complete, sign, date and return the enclosed Proxy to ensure that your shares are voted. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                            By Order of the Board of Directors

                                               /s/  Marc H. Perlowitz

                                                    Marc H. Perlowitz
                                                       Secretary

May 10, 2004

--------------------------------------------------------------------------------
                        PLEASE MAIL YOUR PROXY . . . NOW!
                                    IMPORTANT
                        WE HOPE THAT YOU CAN ATTEND THIS
                     MEETING IN PERSON, BUT IF YOU CANNOT DO
           SO, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY.
--------------------------------------------------------------------------------

                             BARNEYS NEW YORK, INC.
                                575 FIFTH AVENUE
                               NEW YORK, NY 10017
                                 (212) 450-8700

                                 PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2004

     This proxy statement and the enclosed form of proxy are furnished to stockholders of Barneys New York, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York 10153 on June 17, 2004, at 10:00 A.M. (the "Annual Meeting"). The Board of Directors has fixed the close of business on April 30, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     The complete mailing address of the Company's principal executive offices is 575 Fifth Avenue, New York, New York 10017. The approximate date on which this Proxy Statement, the form of Proxy and Annual Report of the Company for the fiscal year ended January 31, 2004, including audited financial statements, were first sent or given to the stockholders of the Company was on or about May 15, 2004.

                       VOTING RIGHTS AND PROXY INFORMATION

     On April 30, 2004, there were outstanding and entitled to vote 14,126,489 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date of April 30, 2004. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum for the transaction of business at the Annual Meeting.

     All shares of Common Stock represented by properly executed proxies in the accompanying form will be voted at the Annual Meeting in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any such proxies do not contain voting instructions, the shares of Common Stock represented by such proxies will be voted FOR PROPOSALS 1 AND 2. The Board of Directors is not aware of any business to be brought before the Annual Meeting other than as indicated in the accompanying notice, but it is intended that, as to any other such business properly coming before the Annual Meeting, votes may be cast pursuant to such proxies in accordance with the judgment of the persons acting thereunder.

     Stockholders who execute proxies may revoke them at any time before they are voted by giving written notice of such revocation to the Secretary of the Company, by executing a later-dated proxy or by voting by ballot at the meeting.

     Votes will be tabulated by American Stock Transfer & Trust Company, the transfer agent and registrar for the shares of Common Stock, and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares voted for each nominee or other matter voted upon, the number of shares with respect to which authority to vote for that nominee or such other matter has been withheld, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 30, 2004 regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of Common Stock by:

     o each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock;

     o    each of the Company's directors;

     o the Company's chief executive officer and each of the four most highly compensated executive officers of the Company other than the Company's chief executive officer; and

     o    all executive officers and directors of the Company as a group.

     Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017. The information below regarding each beneficial owner of more than 5% of the outstanding Common Stock is based on filings pursuant to Section 13(d) under the Securities Exchange Act of 1934. The information below as to securities owned by directors and executive officers was furnished to the Company by such directors and executive officers, including as to certain directors pursuant to
Section 13(d) under the Securities Exchange Act of 1934. Except as otherwise indicated all shares are owned directly. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                                           AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP          CLASS(1)
------------------------------------                                                       --------------------          --------
Whippoorwill Associates, Inc., on behalf of its
Discretionary Accounts.........................................................                5,658,344(2)               39.0%
  11 Martine Avenue
  White Plains, New York 10606

Bay Harbour Management L.C. on behalf of its
Managed Accounts................................................................               5,846,145(3)               40.3%
  885 Third Avenue, 34th Floor
  New York, New York 10022

Isetan Company Limited...........................................................                 913,061                  6.5%
  14-1 Shinjuku 3-Chome
  Shinjuku-ku, Tokyo
  Japan 160-0022

Shelley F. Greenhaus.............................................................               5,688,344(4)              39.1%
  c/o Whippoorwill Associates, Inc.

David A. Strumwasser.............................................................               5,688,344(4)              39.1%
  c/o Whippoorwill Associates, Inc.

Douglas P. Teitelbaum............................................................               5,876,145(5)              40.4%
  c/o Bay Harbour Management L.C.
  885 Third Avenue, 34th Floor
  New York, New York 10022.

Steven A. Van Dyke...............................................................               5,888,145(6)              40.5%
  c/o Bay Harbour Management L.C.
  885 Third Avenue, 34th Floor
  New York, New York 10022.



                                                                                           AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       BENEFICIAL OWNERSHIP          CLASS(1)
------------------------------------                                                       --------------------          --------
John Halpern.....................................................................                   30,000 (7),(8)            *
Yasuo Okamoto....................................................................                   30,000 (7)                *
Allen I. Questrom................................................................                   30,000 (7)                *
Howard Socol.....................................................................                  992,234 (9)              6.7%
Carl Spielvogel..................................................................                   30,000 (7)                *
Robert J. Tarr, Jr...............................................................                   30,000 (7)                *
Judith Collinson.................................................................                   56,000 (10)               *
Thomas Kalenderian...............................................................                   56,000 (10)               *
Michael Celestino................................................................                   56,000 (10)               *
Marc H. Perlowitz................................................................                   56,000 (10)               *
All directors and executive officers as a group consisting of 18 persons.........               12,153,489                  78.1%


-------------------------
* Less than 1%.

(1)  Based on 14,126,489 shares outstanding as of April 30, 2004.

(2) All of such shares are owned by various limited partnerships, a limited liability company, a trust and third party accounts for which Whippoorwill Associates, Inc. ("Whippoorwill") has discretionary authority and acts as general partner or investment manager. Bay Harbour Management L.C. ("Bay Harbour") and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, the Company. The number of shares indicated as being beneficially owned by Whippoorwill (x) does not include the shares of Common Stock held by Bay Harbour which are the subject of the stockholders agreement and with respect to which Whippoorwill disclaims beneficial ownership and (y) includes 496,117 shares of Common Stock beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote such shares at the direction of Whippoorwill.

(3) All of such shares are owned directly by (i) BHB LLC, of which Bay Harbour is the manager, or (ii) certain of Bay Harbour's managed accounts. Bay Harbour and Whippoorwill have entered into a stockholders agreement with respect to their ownership in, and the voting of the capital stock of, the Company. The number of shares indicated as being beneficially owned by Bay Harbour (x) does not include the shares of Common Stock held by Whippoorwill which are the subject of the stockholders agreement and with respect to which Bay Harbour disclaims beneficial ownership and (y) includes 496,117 shares of Common Stock beneficially owned by Howard Socol which are the subject of a stockholders agreement dated as of January 8, 2001, pursuant to which Mr. Socol agreed to vote such shares at the direction of Bay Harbour.

(4) Includes all shares of Common Stock beneficially owned by Whippoorwill. Mr. Greenhaus is a principal, President and Managing Director and Mr. Strumwasser is a principal, Managing Director and General Counsel of Whippoorwill. Also includes 30,000 shares of Common Stock issuable pursuant to currently exercisable options granted to each of Messrs. Greenhaus and Strumwasser under the Company's stock option plan for non-employee directors (the "Director Option Plan").

(5) Includes all shares of Common Stock beneficially owned by Bay Harbour. Mr. Teitelbaum is a principal of Bay Harbour. Also includes 30,000 shares of Common Stock issuable pursuant to currently exercisable options granted to Mr. Teitelbaum under the Director Option Plan.

(6) Includes all shares of Common Stock beneficially owned by Bay Harbour. Mr. Van Dyke is a principal of Bay Harbour. Also includes 12,000 shares of Common Stock beneficially owned by Mr. Van Dyke and 30,000 shares of Common Stock issuable pursuant to currently exercisable options granted to Mr. Van Dyke under the Director Option Plan.

(7) Represents shares of Common Stock issuable upon the exercise of currently exercisable options granted to non-employee directors under the Director Option Plan.

(8) Halpern, Denny & Company, of which John Halpern is a partner, is a member of BHB LLC. Mr. Halpern disclaims beneficial ownership of any shares of Common Stock owned by BHB LLC.

(9) Includes 100,000 shares of restricted stock over which Mr. Socol has voting but not dispositive power and 792,234 shares of Common Stock issuable upon the exercise of exercisable options granted pursuant to the Company's employee stock option plan (the "Employee Stock Option Plan").

(10) Represents shares of Common Stock issuable upon the exercise of currently exercisable options granted to executive officers pursuant to the Employee Stock Option Plan.

     In addition, there are 20,000 shares of Series A Preferred Stock outstanding. The shares of Preferred Stock have one vote per share and vote on all matters, other than the election of directors, with the Common Stock, together as a single class. The Barneys Employees Stock Plan Trust, c/o Barneys New York, Inc., 575 Fifth Avenue, New York, New York 10017, owns 15,000 shares, or 75%, of the Preferred Stock, and Harry G. Wagner, an individual, 1609 New York Avenue, Huntington Station, NY 11746, owns 5,000 shares, or 25%, of the Preferred Stock.

     As noted above, Bay Harbour and Whippoorwill, who collectively beneficially own approximately 79.3% of the outstanding shares of Common Stock, are parties to a stockholders agreement with respect to certain matters relating to the shares of Common Stock held by them. Pursuant to the stockholders agreement, each of Bay Harbour and Whippoorwill have agreed to:

     o grant each other rights of first offer as well as tag-along rights in the event of a transfer of shares;

     o grant each other the right to participate in an acquisition of additional shares of Common Stock by one of them; and

     o grant the other a right of first refusal to purchase shares of Common Stock which one of them has requested the Company to register pursuant to the registration rights agreement among the Company, Bay Harbour, Whippoorwill and Isetan Company Limited ("Isetan").

     The stockholders agreement also generally prohibits each of Bay Harbour and Whippoorwill from voting the shares of Common Stock held by it in favor of amending the Company's certificate of incorporation or bylaws or a sale or merger of the Company without the consent of the other. The stockholders agreement further gives approval rights to Bay Harbour and Whippoorwill in connection with the appointment of the chief executive officer of the Company. The stockholders agreement may be terminated by either party at any time.

                            1. ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting to hold office until the Annual Meeting in 2005 and until their successors are elected and qualified. The nominees recommended by the Board of Directors of the Company are listed below. Should the nominees become unable to serve or otherwise be unavailable for election, it is intended that the persons named in the Proxy will vote for the election of such persons as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why the nominees might be unable to serve or otherwise be unavailable for election. All of the nominees are presently members of the Board of Directors.

     Directors are elected by a plurality of the votes cast at the Annual Meeting. Any shares not voted or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will have no impact on the vote. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying Proxy to vote for the election of the nominees named below.

     The following table sets forth certain information with respect to the nominees.

                                    AGE
                                (AT JANUARY                                                                       DIRECTOR
               NAME              31, 2004)              PRINCIPAL OCCUPATION                                       SINCE
               ----             -----------             --------------------                                       -----

Howard Socol....................     58        Howard Socol has been the Chairman, President and Chief              2001
                                               Executive Officer of the Company since January 2001.  Mr.
                                               Socol was the Chief Executive Officer of J. Crew Group, Inc.,
                                               a retailer of women's and men's apparel, shoes and
                                               accessories, from February 1998 through January 1999.  From
                                               1969 to 1997, Mr. Socol served in various management positions at Burdine's, a division of Federated Department Stores, Inc., becoming President in 1981 and Chairman and Chief Executive
                                               Officer in 1984, a position he held until his retirement in
                                               1997.  Mr. Socol is also a director of Liz Claiborne, Inc.

Allen I. Questrom...............     63        Allen I. Questrom is Chairman and Chief Executive Officer of         1999
                                               J. C. Penney Company, Inc.  Mr. Questrom was President and
                                               Chief Executive Officer of the Company from May 1999 until his resignation on September 15, 2000.  He was Chairman of the
                                               Board of the Company from May 1999 until his resignation on
                                               January 8, 2001.  Mr. Questrom spent most of his 39-year
                                               career in retail with Federated Department Stores, Inc. rising from management trainee to become the corporation's youngest
                                               Chairman and Chief Executive Officer - first in 1980 of the
                                               Rich's division based in Atlanta, in 1984 of the Bullock's division based in Los Angeles and in 1990 of Federated
                                               Department Stores, Inc., a position which he held until May
                                               1997.  Mr. Questrom also served as President and Chief
                                               Executive Officer of the Dallas-based Neiman-Marcus Department
                                               Store Group from 1988 until 1990.  He also serves as a member of the Board of AEA Investors and National Retail Federation,
                                               and a member of The Business Council and the National
                                               Committee of the Whitney Museum of American Art in New York.


                                       5

Shelley F. Greenhaus............     50        Shelley F. Greenhaus is a principal of Whippoorwill, an              1999
                                               investment management firm, and has served as President and
                                               Managing Director of Whippoorwill since 1990.  From January
                                               1983 through August 1990, Mr. Greenhaus was a Vice President and Portfolio Manager (Distressed Securities) at Oppenheimer &
                                               Co., Inc.  Prior to that, from September 1981 to January 1983,
                                               Mr. Greenhaus was a Financial Analyst at W.R. Family
                                               Associates and from July 1978 through September 1981, he was a
                                               Financial Analyst at Loeb Rhodes, Hornblower & Co. (Risk
                                               Arbitrage and Distressed Securities).

John Halpern....................     57        John Halpern is a partner of Halpern, Denny & Company, a             1999
                                               private equity investment firm.  Prior to that, Mr. Halpern was a founder of Bain & Company, the international consulting firm and served as its Vice Chairman until 1990.  Mr. Halpern serves on the Board of Directors of certain privately held companies.

Carl Spielvogel.................     75        Carl Spielvogel is the Chairman and Chief Executive Officer of       1999
                                               Carl Spielvogel Associates Inc., an investment management
                                               international counseling firm.  He served from August 2000 through April 2001 as the United States Ambassador to the
                                               Slovak Republic.  He was the Chairman and Chief Executive
                                               Officer of United Auto Group from 1995 to 1998, and the
                                               Chairman and Chief Executive Officer of Backer Spielvogel
                                               Bates Worldwide, Inc., an international advertising company from 1979 to 1995.  Earlier, he was Vice Chairman of the
                                               Interpublic Group of Companies, Inc.  Mr. Spielvogel is a
                                               member of the Boards of Directors of Hasbro, Inc., Interactive
                                               Data, Inc., and Apollo Investment Corp.

David A. Strumwasser............     52        David A. Strumwasser is a principal of Whippoorwill, and has         1999
                                               served as Managing Director and General Counsel of
                                               Whippoorwill since 1993.  From 1984 through 1993, Mr.
                                               Strumwasser was a partner and co-head of the Bankruptcy and
                                               Reorganization Practice at Berlack, Israels & Liberman LLP.
                                               Prior to that, he practiced bankruptcy law at Anderson, Kill &
                                               Olick from 1981 to 1984, and at Weil, Gotshal & Manges LLP from 1976 to 1979.  From 1979 to 1981, Mr. Strumwasser was an
                                               Assistant Vice President at Citicorp Industrial Credit, Inc.

Robert J. Tarr, Jr..............     60        Robert J. Tarr, Jr. is a professional director and a Special         1999
                                               Partner with Chartwell Investments LLP and was Chairman, Chief
                                               Executive Officer and President of HomeRuns.com, Inc. from
                                               February 2000 through September 2001.  From January 1997
                                               through February 2000, he was an independent investor and
                                               professional director.  He was the President, Chief Executive
                                               Officer and Chief Operating Officer of each of Harcourt
                                               General Inc. and the Neiman Marcus Group Inc. from November
                                               1991 to January 1997.  Prior to that he held a variety of
                                               positions with General Cinema Corporation, the predecessor of
                                               Harcourt General Inc., including President and Chief Operating
                                               Officer since 1984.  Mr. Tarr presently serves on the Boards of Directors of John Hancock Financial Services, Inc. and
                                               WESCO International Inc.


                                       6

Douglas P. Teitelbaum...........     38        Douglas P. Teitelbaum joined Bay Harbour, an investment              1999
                                               management firm, as a principal in April, 1996.  Prior to that time, Mr. Teitelbaum was a managing director in the High Yield and Distressed Securities Group at Bear Stearns, Inc. and was
                                               previously a partner at Dabney/Resnick, Inc., a Los Angeles based distressed securities investment boutique.  Mr.
                                               Teitelbaum serves on the Boards of Directors of American
                                               Banknote Corporation and Planet Hollywood, Inc.

Steven A. Van Dyke..............     44        Steven A. Van Dyke joined Bay Harbour, and its predecessor,          1999
                                               Tower Investment Group, as a principal in 1986.  He is a
                                               Chartered Financial Analyst and is a member of both the
                                               Financial Analysts Society of Central Florida and the
                                               Association for Investment Management and Research.  Mr. Van
                                               Dyke serves on the Boards of Directors of Buckhead America,
                                               Globix Corp. and American Banknote Corporation.


     Except as set forth above, none of the directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. There are no family relationships between any nominee, director or executive officer of the Company.

     Bay Harbour and Whippoorwill are parties to a stockholders agreement, dated as of November 13, 1998, which sets forth their agreement with respect to certain matters relating to the shares of Common Stock held by them. Pursuant to the stockholders agreement, each of Bay Harbour and Whippoorwill has agreed to take all action necessary to elect three designees of each, the chief executive officer of the Company, and three independent directors, to the Board of Directors of the Company. Whippoorwill has two designees nominated for election at the Annual Meeting. Pursuant to the consummation of a plan of reorganization for Barneys and certain of its affiliates on January 28, 1999, Messrs. Greenhaus and Strumwasser, who are principals and officers of Whippoorwill, and Messrs. Teitelbaum and Van Dyke, who are principals of Bay Harbour, and Mr. Halpern, became members of the Board of Directors of the Company. In addition, Yasuo Okamoto was previously elected to the Board of Directors of the Company as a designee of Isetan pursuant to an agreement among Isetan, Bay Harbour, Whippoorwill and the Company. Effective January 29, 2004, Isetan no longer possessed the right to have a designee on the Board of Directors and it has been determined that Mr. Okamoto will not be nominated for re-election. Therefore, there will be two vacancies on the Board of Directors of the Company after the Annual Meeting.

         INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met 6 times during the fiscal year ended January 31, 2004. All of the incumbent directors attended 75% or more of the aggregate of their respective Board and Committee meetings. Among its standing committees, the Company has an Audit Committee and a Compensation Committee.

AUDIT COMMITTEE

     The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. As part of its duties it selects the Company's independent auditors, analyzes the reports of such auditors, periodically reviews the adequacy of the Company's internal financial controls, periodically reviews the terms of material transactions between the Company and its affiliates and subsidiaries, and makes such recommendations to the Board of Directors with respect thereto as the committee may deem advisable. The Audit Committee has considered whether the independent auditors' provision of information technology services and other non-audit services to the Company is compatible with maintaining the auditors' independence. The members of the Audit Committee are Robert J. Tarr, Jr. and Carl Spielvogel, both of whom are "independent" and are "financially literate" under the listing standards of the National Association of Securities Dealers. In addition, Mr. Tarr satisfies the requirements of being an "audit committee financial expert". The Audit Committee met 4 times during the fiscal year ended January 31, 2004. The Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Annex A.

COMPENSATION COMMITTEE

     The Compensation Committee consists of three directors, and its function includes management compensation matters. The Compensation Committee currently consists of David Strumwasser, Robert J. Tarr, Jr. and Douglas Teitelbaum. The Compensation Committee met one time during the fiscal year ended January 31, 2004.

NOMINATIONS OF BOARD MEMBERS

     Bay Harbour and Whippoorwill, collectively, are the beneficial owners of greater than 50% of the outstanding shares of Common Stock. Pursuant to their stockholders agreement, each of Bay Harbour and Whippoorwill has agreed to take all action necessary to elect three designees of each, the chief executive officer of the Company, and three independent directors, to the Board of Directors of the Company. Because of this fact, the Board of Directors does not have a nominating committee. As such, the Board as a whole performs the functions of a nominating committee and is responsible for reviewing the requisite skills and characteristics of the directors of the Company. If sent by mail, addressed to Marc H. Perlowitz, Secretary of the Company, at the offices of the Company, 575 Fifth Avenue, New York, NY 10017, the Board will review stockholder recommendations for nominees for election as directors, provided that the recommendation is accompanied by a resume outlining the proposed nominee's business and professional qualifications and a statement of the facts which cause the stockholder to believe that the nomination of such person would serve the best interests of the Company. Any such recommendations with respect to the 2005 Annual Meeting should be received by the Company by January 11, 2005. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, including particular experience in areas relevant to the Company's business activities, concern for the long-term interests of the stockholders and personal integrity and judgment. In addition, directors must have time available to devote to Board activities. Accordingly, the Company seeks to attract and retain highly qualified directors who have sufficient time to attend to their duties and responsibilities to the Company, and the Board will review all candidates in the same manner, regardless of the source of the recommendation.

AUDIT COMMITTEE REPORT

    The Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 with the Company's management and the Company's independent auditors, Ernst & Young LLP. The Company's management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

    In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the auditors' independence from the Company and its management.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 for filing with the Securities and Exchange Commission.

                                               AUDIT COMMITTEE

                                               Robert J. Tarr, Jr., Chairman
                                               Carl Spielvogel


COMPENSATION OF DIRECTORS

    Each of the three independent directors, Allen Questrom, Robert J. Tarr, Jr. and Carl Spielvogel, receives an annual fee of $50,000 for his services as a director. Effective with the first fiscal quarter of the fiscal year ending January 29, 2005, each of the three independent directors also receive an annual fee of $7,500 for each committee of the Board of Directors on which such independent director serves. Should such director serve as Chairman of a committee, such director shall receive an annual fee of $12,500 in lieu of the $7,500 fee referred to above. All non-employee directors participate in the Director Option Plan. Each "eligible director," as defined in the plan, is granted an option to purchase 5,000 shares of Common Stock upon his initial appointment to the Board of Directors, which is exercisable at the fair market value of the Common Stock on the date of grant. At the discretion of the Board of Directors, additional options may be granted to eligible directors on the date of the annual meeting of the Company's stockholders that takes place after the initial grant, provided the grantee is an eligible director in office immediately following such annual meeting. The options granted under this plan are exercisable at the fair market value, as determined by the Board of Directors, and expire ten years after the date of grant. These options are exercisable:

     o as to one-half of the total number of shares subject to the grant on the date of grant; and

     o as to the remaining shares subject to the grant on the first anniversary of the date of grant.

    Pursuant to the plan, each eligible director was granted an option on March 11, 1999 to purchase 5,000 shares of Common Stock upon his initial appointment to the Board of Directors, at an exercise price of $8.68 per share, one-half of which vested on issuance, and one-half of which vested on March 11, 2000. On June 20, 2001, each eligible director was granted an additional option to purchase 25,000 shares of Common Stock at an exercise price of $9.625 per share, one half of which vested on issuance and one half of which vested on June 20, 2002. As of April 30, 2004, 30,000 shares remain available for issuance under the Director Option Plan.

DIRECTORS' ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

The Board encourages each member of the Board to attend each annual meeting of stockholders. Eight members of the Board attended the 2003 Annual Meeting of Stockholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

    The Board of Directors provides a process for stockholders to send communications to the Board. A stockholder who wishes to communicate with the Board, or specific individual directors, may direct written communications addressed to the Board or such director or directors in care of Marc H. Perlowitz, Secretary, Barneys New York, Inc., 575 Fifth Avenue, New York, NY 10017.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended January 31, 2004, February 1, 2003 and February 2, 2002 of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                                                                                                        LONG-TERM
                                               ANNUAL COMPENSATION                                 COMPENSATION AWARDS
                               ------------------------------------------------------- --------------------------------------------
                               FISCAL                                                  RESTRICTED       SECURITIES
NAME AND                        YEAR                                   OTHER ANNUAL      STOCK         UNDERLYING      ALL OTHER
PRINCIPAL POSITION            ENDED IN       SALARY       BONUS(1)     COMPENSATION(2)   AWARDS        OPTIONS/SARS  COMPENSATION(3)
------------------            --------       ------       --------     ---------------   ------        ------------  ---------------
Howard Socol                     2004      $1,050,000   $1,013,000        $48,227           --               --         $8,250
  Chairman, President and        2003       1,050,000    1,250,000         79,140       $820,000(4)          --          2,250
  Chief Executive Officer        2002         970,191    1,000,000         89,484           --               --          1,500


Thomas Kalenderian               2004         416,000       80,496             --           --               --         12,870
  Executive Vice                 2003         416,000      145,600             --           --               --         12,370
  President-- Men's              2002         405,539           --             --           --           20,000         10,700
  Merchandising

Judith Collinson                 2004         401,700       85,261             --           --               --         12,836
  Executive Vice                 2003         401,700      122,519             --           --               --         11,457
  President-- Women's            2002         391,596           --             --           --           20,000         11,363
  Merchandising

Michael Celestino                2004         416,922       80,674             --           --               --         12,870
  Executive Vice                 2003         416,922      127,162             --           --               --         12,370
  President-- Store              2002         406,425           --             --           --           20,000         11,070
  Operations

Marc H. Perlowitz                2004         360,594       78,321             --           --               --         12,870
  Executive Vice                 2003         360,594      126,208             --           --               --         12,370
  President-- General            2002         351,526           --             --           --           20,000         11,070
  Counsel and Human
  Resources, and
  Secretary


------------------

(1) Reflects amounts earned during the fiscal year covered but actually paid in the subsequent fiscal year.

(2) Other Annual Compensation includes auto, auto insurance, parking, professional fees paid on behalf of the executive and clothing and air travel allowances, but excludes certain perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary reported for the named executive officer. For Mr. Socol, Other Annual Compensation includes $48,113 in clothing allowance reimbursements for the fiscal year ended February 2, 2002, $25,850 for reimbursements of tax consulting professional fees and $39,740 in clothing allowance reimbursements for the fiscal year ended February 1, 2003 and $12,147 in clothing allowance reimbursement and $31,416 for reimbursement for tax consulting professional fees for the fiscal year ended January 31, 2004.

(3) All Other Compensation includes imputed life insurance, 401(k) match payments made by the Company, and other retirement plan contributions made by the Company.

(4) On January 10, 2003, pursuant to an amendment to Mr. Socol's employment agreement, the Company agreed to make a restricted stock award of 200,000 shares of Common Stock to Mr. Socol on February 2, 2003. The Common Stock is quoted on the Nasdaq Over-The-Counter Bulletin Board service. The Common Stock is only traded on a limited or sporadic basis and there is no established public trading market for such Common Stock. There is no assurance that there will be liquidity in the Common Stock. The dollar amount reported in the table has been calculated by multiplying the quoted last trade price of the Common Stock on January 10, 2003 by 200,000. At February 1, 2003, the dollar amount calculated as of such date was $850,000. 100,000 of the shares vested on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before that date. In addition, upon a change in control of the Company before Mr. Socol's service terminates, if the Company terminates Mr. Socol's employment without cause or if Mr. Socol terminates his employment for good reason, the 100,000 unvested shares will fully vest. In addition, a portion of the restricted shares will vest upon Mr. Socol's death or disability. All regular cash dividends paid on the shares will be held in escrow and will be paid to Mr. Socol upon the vesting of the shares.

OPTIONS GRANTED IN LAST FISCAL YEAR


    There were no grants of stock options made during the fiscal year ended January 31, 2004 to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.


FISCAL YEAR END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                        OPTIONS                  OPTIONS AT FISCAL
                            SHARES                                AT FISCAL YEAR-END               YEAR-END ($)
                          ACQUIRED ON        VALUE                 EXERCISABLE (E)/              EXERCISABLE (E)/
NAME                      EXERCISE #        REALIZED ($)           UNEXERCISABLE (U)             UNEXERCISABLE (U)
----                     ------------       ------------         ---------------------         -------------------

Howard Socol                   0                  0                   792,234(E)                       0(E)

                                                                          ---                          0(U)

Thomas Kalenderian             0                  0                    44,000(E)                       0(E)

                                                                       16,000(U)                       0(U)

Judith Collinson               0                  0                    44,000(E)                       0(E)

                                                                       16,000(U)                       0(U)

Michael Celestino              0                  0                    44,000(E)                       0(E)

                                                                       16,000(U)                       0(U)

Marc H. Perlowitz              0                  0                    44,000(E)                       0(E)

                                                                       16,000(U)                       0(U)


EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

     Agreement with Howard Socol. Pursuant to an agreement between the Company and Howard Socol dated as of January 8, 2001, and as amended on January 10, 2003, Mr. Socol serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. The term of this agreement runs through January 31, 2005. Under certain circumstances the Company may extend the term of the agreement up to an additional six months. Mr. Socol's base salary is $1,000,000 per year. In addition, for the periods commencing February 1, 2001 and ended on January 31, 2003, Mr. Socol was entitled to an annual performance bonus of up to 125% of his base salary. For the period commencing on February 1, 2003 and ending on January 31, 2005, Mr. Socol is entitled to an annual performance bonus based on the amount by which the Company exceeds certain financial target amounts, which bonus is not limited to 125% of his base salary. The amount of the performance bonus for the fiscal year ended February 2, 2002 was guaranteed to be $1,000,000. Mr. Socol was granted options to purchase 792,234 shares of Common Stock, representing 5% of the outstanding shares of Common Stock on a fully-diluted basis, all of which vested on or before January 31, 2004. These options are exercisable at a price of $9.625 per share. The stock options are exercisable until the earlier of (a) January 7, 2008 and (b) the second anniversary of Mr. Socol's termination of employment, if such termination occurs before January 31, 2005 by the Company with cause, by Mr. Socol without good reason or because of Mr. Socol's death or disability. The Company guaranteed that, as of the date of the first change of control of the Company, the aggregate amount of compensation derived from all stock options (previously or thereafter) granted to Mr. Socol (and the value of any shares of stock acquired upon exercise of such stock options) will be at least $5,000,000. If the Company achieves certain financial targets, the guarantee will increase to as much as $10,000,000. Following the change of control, the Company will pay Mr. Socol in cash any shortfall between the aggregate value of all stock options granted to him and the guaranteed amount. However, the Company will not be required to pay under this guarantee in the event Mr. Socol voluntarily resigns from the Company before the earlier of the expiration of the term of the agreement and the date of the change of control of the Company. Upon a termination of employment by the Company without cause or by Mr. Socol for good reason, Mr. Socol will also be entitled to a cash payment equal to:

     o    all accrued and unpaid salary and bonus through the termination date;
          plus

     o the amount by which $750,000 exceeds all accrued and unpaid salary for the portion of the fiscal year preceding the termination date.

In addition to the cash payment set forth in the preceding sentence, Mr. Socol would be entitled to participate in the Company's benefit plans for six months following a termination of employment by the Company without cause or by Mr. Socol for good reason.

     Pursuant to the amendment to the employment agreement, the Company made a restricted stock award of 200,000 shares of Common Stock to Mr. Socol on February 2, 2003. Pursuant to the restricted stock award agreement between the Company and Mr. Socol, until the shares vest, the shares will be held in escrow and Mr. Socol may not transfer the shares. In addition, until the shares vest, the shares are subject to a right of repurchase by the Company upon Mr. Socol's resignation without good reason or termination by the Company for cause. 100,000 of the shares vested on January 31, 2004 and the other 100,000 shares vest on January 31, 2005, provided that Mr. Socol does not terminate his employment before that date. In addition, upon a change of control of the Company before Mr. Socol's service terminates, if the Company terminates Mr. Socol's employment without cause or if Mr. Socol terminates his employment for good reason, the 100,000 unvested shares will fully vest. In addition, a portion of the restricted shares will vest upon Mr. Socol's death or disability.

     On January 8, 2001, Mr. Socol entered into a registration rights agreement with the Company, pursuant to which the Company granted Mr. Socol certain demand and piggyback registration rights with respect to his shares of Common Stock. Bay Harbour, Whippoorwill and Mr. Socol have agreed to provide each other certain co-sale rights in connection with any sales of their Common Stock. Mr. Socol also agreed to vote half of his shares as directed by Bay Harbour and half as directed by Whippoorwill. The Company also has certain rights of first refusal with respect to any shares of Common Stock that Mr. Socol acquires upon exercise of his stock options.

     Employee Severance Plan. The Company has implemented an employee severance plan. The employee severance plan covers all salaried employees of the Company but does not include Mr. Socol. The severance benefits under the employee severance plan are triggered by either:

     o an involuntary termination of employment for any reason other than for cause; or

     o a voluntary termination as a result of either a material diminution of the employee's responsibilities, or a substantial reduction in salary, in either case within twelve months of certain events constituting a change of control of the Company.

The amount of severance payable depends on a participant's position and the number of years of service, ranging from one week to one month for each year of service. The severance payments range from a minimum of two weeks' salary to a maximum of twelve months' salary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company currently consists of David Strumwasser, Robert J. Tarr, Jr. and Douglas Teitelbaum. None of the members of the Compensation Committee was, during the fiscal year ended January 31, 2004, an officer or employee of the Company or was formerly an officer of the Company. Mr. Strumwasser is a principal of Whippoorwill, and serves as Managing Director and General Counsel of Whippoorwill. Mr. Teitelbaum is a principal of Bay Harbour. On January 28, 1999, the Company entered into a Registration Rights Agreement with Bay Harbour, Whippoorwill and Isetan, pursuant to which each of Bay Harbour and Whippoorwill are entitled to exercise up to two demand registrations and unlimited short-form demand and piggyback registration rights. No interlocking relationship exists between the Board of Directors and the board of directors or compensation committee of any other company.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for management compensation matters. The principal objectives of the Company's executive compensation are to
(i) compensate competitively its executive officers, (ii) attract and retain individuals important to the success of the Company, (iii) provide incentives that will motivate those executives and (iv) reward the Company's executives for achieving the business objectives of the Company over both the short and long terms.

     In each fiscal year, the Compensation Committee considers the recommendations of the Chief Executive Officer, which is supported by data generated by the Company's Human Resources Department for each component of compensation of the Company's executive officers. The Committee reviews those recommendations and then approves them or makes such modifications as it deems appropriate.

     COMPENSATION PHILOSOPHY: The Company's compensation program applicable to all the executive officers is based on three primary elements:

     o    base salary compensation;

     o    annual bonus incentive compensation; and

     o    long term incentive compensation.

     The Company's executives receive no other form of compensation other than customary benefits, except for certain other benefits provided to the Chief Executive Officer pursuant to the terms of his employment agreement.

     BASE SALARY COMPENSATION: The base salaries for the executive officers are determined based upon the responsibilities of the position, the experience level of the individual and the competitive conditions within the industry. The Company and the Compensation Committee also consider the compensation paid to executive officers of comparable companies in the retail industry. Generally, in adjusting those salaries for individual executive officers in each fiscal year, the Compensation Committee considers the financial performance of the Company in the prior fiscal year, the performance of the individual executive officer, any changed duties and responsibilities and the base salaries paid to individuals in comparable positions in other retail companies.

     ANNUAL BONUS INCENTIVE COMPENSATION: The Compensation Committee and the Board of Directors approved the Employee Bonus Plan for the fiscal year ended January 31, 2004 in which all executive officers other than the Chief Executive Officer are participants. The plan provides for a maximum bonus based on a percentage of an individual's salary reflecting his or her level within the Company. The amount of that maximum bonus payable to each participant is based on satisfaction of a combination of Company and individual or business unit performance criteria. The eleven most senior executives of the Company, other than Howard Socol but including all executive officers, are also participants in an additional bonus program based upon achievement of cumulative EBITDA during the three fiscal years for the period ending January 29, 2005.

     LONG TERM INCENTIVE COMPENSATION: Both the Company's management and the Compensation Committee believe that significant stock ownership in the Company links the economic interest of stockholders and management and, therefore, is a major incentive for management. The Company's long term incentive plan is designed to provide the recipient with a proprietary interest in the growth and performance of the Company and the value of its shares. The Compensation Committee recommends grants of stock options to executive officers in accordance with the terms of the Employee Stock Option Plan. All executive officers are participants in the Employee Stock Option Plan. The Compensation Committee has the discretion to determine, among other things, the persons to whom options are granted, the timing of any grants, the number of shares subject to each option, the period of exercisability and the designation of options as incentive stock options or non-qualified stock options. Option terms may not be greater than ten years, or five years in the case of an incentive stock option granted to a holder of 10% or more of the voting power of the Company's capital stock. The price per share at which Common Stock may be purchased upon exercise of an option is determined by the Compensation Committee; however, in the case of grants of incentive stock options, the price per share may not be less than the fair market value of a share of Common Stock on the date of grant. The Compensation Committee also has the right to accelerate the right to exercise any option granted under the plan. As of May 2, 2004, there were 257,766 shares available for future grant under the Employee Stock Option Plan. The terms of Mr. Socol's participation in the Employee Stock Option Plan are also governed by his Employment Agreement.

     CEO COMPENSATION: Mr. Socol was elected Chairman, President and Chief Executive Officer of the Company in January 2001. The terms of his employment agreement are discussed in "Employment Contracts and Other Arrangements" above. The Compensation Committee believes that the compensation provided in that agreement, as amended, is comparable in value to the prevailing competitive marketplace for companies similarly situated.

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a publicly-held corporation's deduction for compensation paid to certain executive officers in excess of $1 million per executive per taxable year, unless the compensation qualifies as "performance based" compensation. The Company believes that the options granted under the Employee Stock Option Plan at a time when the Compensation Committee consists only of outside directors (within the meaning of Section 162(m) of the Code) should qualify for this exemption. As of today, annual cash compensation to be received by any executive officer, other than Mr. Socol, has been far below the $1 million threshold. With respect to the stock options granted to Mr. Socol and discussed above in "Employment Contracts and Other Arrangements", the Company obtained the requisite stockholder approval for purposes of Section 162(m), and the Company believes these options will qualify for the exemption under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          David Strumwasser
                                          Robert J. Tarr, Jr.
                                          Douglas Teitelbaum



                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

     Agreement with Howard Socol. See "Executive Compensation and Other Information -- Employment Contracts and Other Arrangements" above.


     Employee Severance Plan. See "Executive Compensation and Other Information -- Employment Contracts and Other Arrangements" above.

     401(k) and Money Purchase Plan. Through December 2001, the Company maintained both a 401(k) savings plan and a money purchase plan. All the Company's employees, except for certain employees covered by specific collective bargaining agreements, were eligible to participate in both plans. Pursuant to the terms of the 401(k) plan, eligible participating employees may elect to contribute between 1% and 13% of their annual compensation up to the annual dollar limits set by the Internal Revenue Service. The Company will match 50% of the first 6% of the participant's elective contributions resulting in a maximum of 3% of total compensation. Effective January 2002, the Company amended the 401(k) plan and the money purchase plan. Prior to the effective date of the amendments, contributions to the money purchase plan were made 100% by the Company in an amount equal to 3% of a participant's eligible compensation for the year in question subject to a specified cap. In addition, the 401(k) plan included a profit sharing feature whereby the Company could make a discretionary contribution of up to 3% of a participant's eligible compensation. The determination of whether or not a contribution is made and, if so, the amount of same, is determined by the Company's Compensation Committee. Pursuant to the amendments, the following occurred:

     o further contributions to (and additional participants in) the money purchase plan were eliminated commencing with contributions for the 2002 plan year;

     o the plans were consolidated with the new plan now called the Barney's, Inc. Retirement Savings Plan;

     o the adding of a non-discretionary contribution of 1.5% of a participant's eligible compensation for the year in question subject to a specified cap; and

     o an increase in the maximum discretionary contribution from 3% to 4% of a participant's eligible compensation.

     Registration Rights Agreement. On January 28, 1999, the Company entered into a Registration Rights Agreement with Bay Harbour, Whippoorwill and Isetan, pursuant to which each of Bay Harbour and Whippoorwill are entitled to exercise up to two demand registrations and unlimited short-form demand and piggyback registration rights. In addition, Isetan was granted piggyback registration rights.

     Isetan. In connection with the Company's bankruptcy reorganization in January 1999, the Company entered into various agreements and arrangements with Isetan and certain of its affiliates. A wholly-owned subsidiary of the Company is party to licensing arrangements pursuant to which:

     o two retail stores are operated in Japan with a third location scheduled to open in Japan in 2004 and a single in-store department is operated in Singapore under the name "Barneys New York," each by an affiliate of Isetan; and

     o Barneys Asia Co. LLC, which is 70% owned by a wholly-owned subsidiary of the Company and 30% owned by an affiliate of Isetan, has the exclusive right to sublicense the Barneys New York trademark throughout Asia (excluding Japan).

     Licensing agreements governing these arrangements were entered into in connection with the Company's emergence from bankruptcy. With regard to the first licensing arrangement described above, the affiliate of Isetan pays the Company a minimum royalty of 2.50% of a minimum net sales figure set forth in the agreement and an additional royalty of 2.50% of net sales in excess of the minimum net sales and sales generated from the expansion of the affiliate of Isetan's store base and business methods. In accordance with a prior arrangement, the Company assigned 90% of certain annual minimum royalties it receives from this licensing arrangement to Isetan until the expiration of the licensing arrangement in 2015. Pursuant to the terms of the license agreement, the Company is entitled to receive a minimum annual royalty over the remaining initial term of this agreement ranging from 47,700,000 to 61,195,106 Japanese Yen ($450,900 to $578,400 at the January 31, 2004 conversion rate of 105.8 Japanese yen to one United States dollar). On February 5, 2003, this arrangement was amended, and the affiliate of Isetan agreed to and paid the Company $750,000 in each of February 2003 and February 2004 in consideration of the Company's consent to certain matters relating to the establishment of an additional Barneys New York store in Japan by an affiliate of Isetan. Barneys Asia Co. LLC has not entered into any sublicensing arrangements for the operation of any stores or departments under the Barneys New York trademark.

                                PERFORMANCE GRAPH

     The following graph compares the total cumulative return since September 21, 2000 on the Common Stock to the total cumulative return over the same period of the common stocks of companies in the Russell 2000 Index and an industry peer group index consisting of Saks, Inc., Neiman Marcus Group, Inc., Federated Department Stores, Inc. and Tiffany & Co.

     The graph assumes that the value of an investment in the Common Stock and each index was $100 at September 21, 2000, and that all dividends were reinvested. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Common Stock.


                COMPARISON OF 40 MONTH CUMULATIVE TOTAL RETURN *
              AMONG BARNEYS NEW YORK, INC., THE RUSSEL 2000 INDEX
                                AND A PEER GROUP


                                [OBJECT OMITTED]


-------------------- --------------------- ------------------------------------------------------------------------
                       STARTING BASIS                                   FISCAL YEAR ENDED
-------------------- --------------------- ----------------- ----------------- ------------------ -----------------
                      SEPTEMBER 21, 2000   FEBRUARY 3, 2001  FEBRUARY 2, 2002  FEBRUARY 1, 2003   JANUARY 31, 2004
-------------------- --------------------- ----------------- ----------------- ------------------ -----------------
BARNEYS, NEW YORK,         $100.00             $109.17            $22.67            $55.67            $118.33
INC.
-------------------- --------------------- ----------------- ----------------- ------------------ -----------------
RUSSELL 2000 INDEX         $100.00              $97.93            $95.17            $74.83            $118.25
-------------------- --------------------- ----------------- ----------------- ------------------ -----------------
PEER GROUP                 $100.00             $125.02           $114.32            $77.62            $141.14
-------------------- --------------------- ----------------- ----------------- ------------------ -----------------

 (Source:  RESEARCH DATA GROUP, INC.)

The Common Stock is quoted on the Nasdaq Over-The-Counter Bulletin Board service. The Common Stock is only traded on a limited or sporadic basis and there is no established public trading market for the Common Stock. The Company consummated a plan of reorganization under Chapter 11 of the Bankruptcy Code on January 28, 1999. Data relating to the trading of the Common Stock during the period from January 28, 1999 until September 21, 2000 is unavailable and is therefore not included in the graph.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of Common Stock report his, her or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

     Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Form 5 filings were required, the Company believes that during fiscal 2002, all such Section 16(a) filing requirements were timely satisfied, except that a report for one transaction was not timely filed on behalf of Vincent Phelan.

                           2. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 29, 2005. Ernst & Young LLP have been the independent auditors of the Company since 1996. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

FEES PAID TO AUDITORS

      The following table sets forth the aggregate fees billed by Ernst & Young LLP, for professional services rendered to the Company for the audit of the Company's annual financial statements for the fiscal years ended January 31, 2004 and February 1, 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. The Audit Committee approved all of such fees. There were no other services provided in Fiscal 2003 or Fiscal 2002 other than those included in the captions below. The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.

                                    Fiscal 2003          Fiscal 2002
                                    -----------          -----------

    Audit Fees                      $ 481,000            $ 498,000
                                    ==========           =========
    Audit-Related Fees(1)           $  85,000            $ 370,000
                                    ==========           =========
    Tax Fees(2)                     $  38,000            $  45,000
                                    ==========           =========
    Other Fees                      $    ---             $     ---
                                    ==========           =========

(1) Fiscal 2003 primarily includes fees for professional services related to employee benefits plans, consultations on SEC filings and related matters, and compliance with the Sarbanes Oxley Act of 2002. Fiscal 2002 primarily includes fees for professional services related to the Company's unit offering completed April 1, 2003 and audits of employee benefit plans.

(2) Fiscal 2003 and 2002 include fees for services to assist the Company in its preparation of tax returns and for the provision of tax advice.

     The Board of Directors recommends that the accompanying Proxy be voted in favor of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 29, 2005. An affirmative vote of the holders of a majority of the shares present at the meeting in person or by proxy is required for approval.


                                  MISCELLANEOUS

     The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in the Notice properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

     A list of the Company's stockholders as of the record date for the meeting will be available at the New York City offices of the Company for examination by any stockholder, for purposes germane to the meeting, during ordinary business hours, for ten days prior to the date of the meeting.

     For purposes of this meeting, except for the election of directors, which requires a plurality vote, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting for a particular matter is required for the matter to be deemed an act of the stockholders. With respect to abstentions, the shares are considered present at the meeting for the particular matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the meeting for the particular matter as to which the broker withheld its vote. Consequently, broker non-votes are not counted in respect of the matter, but they do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

                            PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company no later than January 11, 2005 to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. Such proposals should be addressed to Marc H. Perlowitz, Secretary, Barneys New York, Inc., 575 Fifth Avenue, New York, NY 10017.

     If any stockholder wishes to present a proposal at the Company's 2005 Annual Meeting that is not included in the Company's proxy statement for that meeting and fails to submit such proposal on or before April 11, 2005, then the persons named as proxies in the Company's proxy card accompanying the proxy statement for the 2005 Annual Meeting will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the Company's proxy statement for the 2005 Annual Meeting.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of the solicitation of Proxies. In addition to the use of the mails, proxies may be solicited by the executive employees and directors of the Company personally, by telephone or by telecopy. The Company has retained The Altman Group to assist in the solicitation of proxies for a fee of $7,000.00, plus reimbursement of out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

     BARNEYS NEW YORK, INC. WILL FURNISH A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 2004, WITHOUT EXHIBITS, WITHOUT CHARGE TO EACH PERSON WHO FORWARDS A WRITTEN REQUEST THEREFOR, INCLUDING A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL HOLDER OF COMMON STOCK OF BARNEYS NEW YORK, INC. ON APRIL 30, 2004, TO MARC H. PERLOWITZ, SECRETARY, BARNEYS NEW YORK, INC., 575 FIFTH AVENUE, NEW YORK, NY, 10017.

Dated:  May 10, 2004                     By Order of the Board of Directors

                                         /s/ Marc H. Perlowitz

                                         Marc H. Perlowitz
                                         Secretary

                                     ANNEX A
                                     -------


                             BARNEYS NEW YORK, INC.

                             AUDIT COMMITTEE CHARTER

THIS AUDIT COMMITTEE CHARTER WAS ADOPTED BY THE BOARD OF DIRECTORS (THE "BOARD") OF BARNEYS NEW YORK, INC. (THE "COMPANY") ON APRIL 22, 2004.


I.         PURPOSES

The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial and disclosure controls;
(iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the Company's legal and regulatory compliance; (v) the Company's codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report required by SEC rules to be included in the Company's annual proxy statement.

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee's activities, including reasonable compensation of the Committee's counsel, independent auditors and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

II.        COMMITTEE MEMBERSHIP

The Committee shall consist of two or more members of the Board, each of whom the Board has selected and determined to be "independent" in accordance with applicable rules of the Securities and Exchange Commission ("SEC") and the Nasdaq National Market. All members of the Committee shall meet the financial literacy requirements of the Nasdaq National Market. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

Committee members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee's information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.       COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least four times with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present.

The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

IV.        KEY RESPONSIBILITIES

The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management including the internal audit staff and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

The following responsibilities are set forth as a guide for fulfilling the Committee's purposes, with the understanding that the Committee's activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee's purposes or assigned by the Board from time to time.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.

To fulfill its purposes, the Committee shall:


          A.        Supervise the Independent Audit
                    -------------------------------

                     1. appoint, subject to such approval by shareholders as may be mandated in the By Laws, evaluate, compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee;

                     2. review and approve the terms of the independent auditor's retention, engagement and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company's periodic public filings);

                     3. on an annual basis: (i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence; (ii) consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor; and (iii) set clear hiring policies for employees or former employees of the independent auditors;

                     4. review and discuss with management, the independent auditor and the internal auditor: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work; (iii) any restrictions on the scope of activities or access to required information; (iv) any changes required in the scope of the audit plan; (v) the audit budget and staffing; and (vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

                     5. review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor.

          B.        Oversee Internal Audit, Internal Controls & Risk Management
                    -----------------------------------------------------------

                     6. review and discuss with management and the independent auditor: (i) the adequacy of the Company's internal and disclosure controls and procedures (including computerized information system disclosure controls and security), including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported;
                              (ii) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iv) related findings and recommendations of management together with the independent auditor's attestation report;

                     7. review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company's underlying policies with respect to, risk assessment and risk management;

                     8. establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

                     9. review and recommend the appointment, reassignment, replacement, compensation or dismissal of the Chief Financial Officer and head of internal audit;

          C.        Oversee Financial Reporting
                    ---------------------------

                     10. review and discuss with management and the independent auditor: (i) all critical accounting policies and practices used by the Company; (ii) any significant changes in Company accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

                     11. inquire as to the independent auditor's view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

                     12. review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (i) Statement of Auditing Standards No. 61, including the auditor's responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (ii) Statement of Auditing Standards No. 90, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; and (iii) Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;

                     13. review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

                     14.      review and discuss with the independent auditor:
                              (i) any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of "unadjusted differences;"

                     15. review the Company's financial statements, including: (i) prior to public release, review and discuss with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with or furnished to the SEC by the Company's senior executive and financial officers); and (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company's system of internal accounting and financial controls, the appropriateness of the accounting principles used to and judgments made in the preparation of the Company's audited financial statements, and the quality of the Company's financial reports; (iii) meet separately, periodically, with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditor; (iv) recommend to the Board whether to include the audited annual financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

                     16. at least annually, review a report by the independent auditor describing: (i) the firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review of the firm, or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
                              (iii) all relationships between the independent auditor and the Company (to be set out in a formal written statement);

                     17. discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and to rating agencies;

          D.        Oversee Legal & Ethical Compliance
                    ----------------------------------

                     18. review periodically with the General Counsel: (i) legal and regulatory matters that may have a material impact on the Company's financial statements; and (ii) the scope and effectiveness of compliance policies and programs;

                     19. review at least annually with management, including the General Counsel and head of internal audit, compliance with, the adequacy of and any requests for waivers under the Company's codes of business conduct and ethics (including codes that apply to all employees as well as those applicable to directors, senior officers and financial officers and the Company's policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information); any waiver to any executive officer or director granted by the Committee shall be reported by the Committee to the Board;

                     20. review and address conflicts of interest of directors and executive officers;

                     21. review, discuss with management and the independent auditor, and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties;

          E.        Report and Self-Evaluation
                    --------------------------

                     22. oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company's annual proxy statement, stating whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90;
                               (iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the SEC;

                     23. review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

                     24. report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

                      PLEASE MARK, SIGN, DATE AND MAIL YOUR
            PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE!

                             BARNEYS NEW YORK, INC.

                                  JUNE 17, 2004



        |                                                          |
        |                                                          |
       \|/     Please Detach and Mail in the Envelope Provided    \|/



 A  [X]          PLEASE MARK YOUR
                 VOTES AS IN THIS
                 EXAMPLE

                 FOR    WITHHELD                                                                            FOR    AGAINST  ABSTAIN
1. Election of                    Nominees:  Howard Socol            2. To ratify the appointment of        [ ]      [ ]      [ ]
   directors.    [ ]      [ ]                Allen I. Questrom          Ernst & Young LLP as independent
                                             Shelley F. Greenhaus       auditors for the Company for the
                                             John Halpern               fiscal year ending January 29,
                                             Carl Spielvogel            2005.
                                             David A. Strumwasser
                                             Robert J. Tarr, Jr.
                                             Douglas P. Teitelbaum
                                             Steven A. Van Dyke

FOR, except vote withheld from the following nominees:

                                                                     3. In their discretion, to act upon such other matters as may properly come before the meeting or any adjournment thereof.


                                                                      PLEASE MARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY,
                                                                      USING THE ENCLOSED ENVELOPE.


SIGNATURE(S) (if held jointly)

__________________________________________________________            DATE: ____________________, 2004

NOTE:     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. EXECUTORS,
          ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING
          FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL
          CORPORATE NAME BY AUTHORIZED OFFICER. IF SHARES ARE HELD IN THE NAMES
          OF TWO OR MORE PERSONS, ALL SHOULD SIGN.


                             BARNEYS NEW YORK, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS-JUNE 17, 2004

The undersigned hereby appoints Marc H. Perlowitz and Steven M. Feldman or either of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned to vote as proxy all the stock of the undersigned in Barneys New York, Inc.

The shares represented by this proxy will be voted for proposals 1 and 2 and in accordance with item 3 if no instruction to the contrary is indicated, or if no instruction is given.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)